UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2022

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
140 New Montgomery Street, 14th Floor
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.000001 per share	YELP	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 4, 2022, Laurence Wilson notified Yelp Inc. (the “Company”) of his decision to step down from his position as Chief Administrative Officer, General Counsel and Corporate Secretary, effective January 14, 2022. Aaron Schur, the Company's Vice President, Deputy General Counsel, has been appointed to serve as Senior Vice President, General Counsel following such date.

On January 7, 2022, the Company entered into a transition agreement (the “Agreement”) with Mr. Wilson, pursuant to which he will remain employed by the Company in an advisory capacity on a full-time basis through February 21, 2022 and on a part-time basis from February 22, 2022 through May 20, 2022 (the “Separation Date”). Mr. Wilson's current salary and benefits will remain in effect until February 21, 2022. He will continue vesting in his outstanding equity awards through the Separation Date and will be paid at an hourly rate equivalent to his current annualized base salary of $450,000 for hours worked after February 21, 2022. Mr. Wilson will not receive severance benefits under the Company's Executive Severance Benefits Plan in connection with his departure.

The foregoing is only a brief description of the Agreement, does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Transition Agreement, dated January 7, 2022, by and between Yelp Inc. and Laurence Wilson.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 10, 2022	YELP INC.
		By:	/s/ David Schwarzbach
David Schwarzbach
Chief Financial Officer